                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of OYO Geospace Corporation:

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40893 and 333-80003) of OYO Geospace Corporation of our report dated November 9, 2000 relating to the financial statements, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 9, 2000 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

December 11, 2000
Houston, Texas